UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2003

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia

(State or other jurisdiction of

incorporation or organization)

001-08022	62-1051971
(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code:

(904) 359-3200

N/A

(Former name or former address, if changed since date of last report)

ITEM 5.	OTHER EVENTS

On November 12, 2003, CSX Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Credit Suisse First Boston LLC, as representatives for the underwriters named therein (collectively, the “Underwriters”), for the public offering of $200,000,000 aggregate principal amount of the Company’s 5.30% Notes due 2014 (the “2014 Notes”) and $200,000,000 aggregate principal amount of the Company’s 2.75% Notes due 2006 (together with the 2014 Notes, the “Notes”). The Notes will be issued pursuant to an indenture, dated as of August 1, 1990, between the Company and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as trustee, as supplemented and amended, and an Action of Authorized Pricing Officers dated November 12, 2003. The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3 (Registration No. 333-103567) which was declared effective March 11, 2003. On November 14, 2003, the Company filed with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Act, its Prospectus, dated March 11, 2003, and Prospectus Supplement, dated November 12, 2003, pertaining to the offering and sale of the Notes.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits required to be filed by Item 601 of Regulation S-K.

The following exhibits are filed as a part of this report.

1.1	Underwriting Agreement, dated November 12, 2003, among the Company and the Underwriters

4.1	Action of Authorized Pricing Officers dated November 12, 2003

4.2	Form of 2014 Note

4.3	Form of 2006 Note

5.1	Opinion of McGuireWoods LLP as to the validity of the Notes

12.1	Calculation of Ratio of Earnings to Fixed Charges

23.1	Consent of McGuireWoods LLP contained in the opinion filed as Exhibit 5.1

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Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CSX CORPORATION

By:	/S/ DAVID A. BOOR
David A. Boor Vice President and Treasurer

Date: November 14, 2003

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EXHIBIT LIST

Exhibit	Description

1.1	Underwriting Agreement, dated November 12, 2003, among the Company and the Underwriters

4.1	Action of Authorized Pricing Officers dated November 12, 2003

4.2	Form of 2014 Note

4.3	Form of 2006 Note

5.1	Opinion of McGuireWoods LLP as to the validity of the Notes

12.1	Calculation of Ratio of Earnings to Fixed Charges

23.1	Consent of McGuireWoods LLP contained in the opinion filed as Exhibit 5.1

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